Exhibit 31

                                AMENDMENT NO. 4

                                      TO

                         AGREEMENT AND PLAN OF MERGER



               AMENDMENT NO. 4, dated as of June 30, 1996, among ROCKEFELLER CENTER PROPERTIES, INC., a Delaware corporation ("RCPI"), WHITEHALL STREET REAL ESTATE LIMITED PARTNERSHIP V, a Delaware limited partnership ("Whitehall"), ROCKPROP, L.L.C., a Delaware limited liability company ("Rockprop"), DAVID ROCKEFELLER ("Rockefeller"), EXOR GROUP S.A., a Luxembourg investment holding company ("Exor"), TROUTLET INVESTMENTS CORPORATION, a British Virgin Islands private company ("Troutlet," and together with Whitehall, Rockprop, Rockefeller and Exor, the "Investors"), RCPI HOLDINGS INC., a Delaware corporation ("Parent"), RCPI MERGER INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), to the Agreement and Plan of Merger, dated as of November 7, 1995, as amended by Amendment No. 1 thereto, dated as of February 12, 1996, Amendment No. 2 thereto, dated as of April 25, 1996, and Amendment No. 3 thereto, dated as of May 29, 1996 (the "Merger Agreement"), among RCPI, Parent Sub and the Investors.

               WHEREAS, the parties hereto desire to amend the Merger Agreement as set forth herein.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:


               1.    Defined Terms; Section References.

               Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. Unless otherwise indicated, all section references herein are in Sections of the Merger Agreement.

               2.    GSMC Loans.

               (a) Section 4.4(b) shall be amended by adding the following language immediately after the words "plus (E) $8.7 million to pay Permitted Expenses if the Closing Date shall not have occurred on or before May 31, 1996,":

               "plus (F) $2,350,000 to pay Permitted Expenses if the Closing Date shall not have occurred on or before June 30, 1996,".

               (b) Section 4.4(b) shall be further amended by replacing the words "June 30, 1996" in the proviso in the second sentence thereof with the words "July 19, 1996."

               3.    Increase of the Merger Consideration.

               Section 2.1(a) shall be amended by adding the following language at the end of the first sentence thereof after the words "less any required withholding taxes":

               "; provided that if the Effective Time shall occur after July 12, 1996, the Merger Consideration shall be increased by $1.7 million divided by the number of shares of Common Stock outstanding at the Effective Time (rounded to the nearest $.01 per holder)."

               4.    Termination Date.

               Section 6.1(d) shall be amended by deleting the words "before June 30, 1996" from the first clause thereof, and replacing such words with the words "on or before July 19, 1996."

               5.    Schedule A.

               Schedule A to the Merger Agreement shall be amended to include the cash flow projections for RCPI set forth on Schedule 1 hereto.

               6.    Additional Matter.

               As of the date hereof, none of the Investors has actual knowledge of the occurrence of a material adverse change in the financial condition of RCPI or the financial or physical condition of the Property since December 31, 1994 within the meaning of Section 5.2(c).

               7.    Miscellaneous.

               (a) This Amendment No. 4 shall be governed by and construed in accordance with the laws of the State of New York (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby); provided, however, that with respect to matters of corporate law, the DGCL shall govern.

               (b) Except as amended hereby, the Merger Agreement shall in all respects continue in full force and effect.

               (c) This Amendment No. 4 may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.



               IN WITNESS WHEREOF, each of the parties has signed or caused this Agreement to be signed as of the date first above written.

                     ROCKEFELLER CENTER PROPERTIES, INC.



                     By:    /s/ Richard M. Scarlata
                            --------------------------------------------
                            Name:  Richard M. Scarlata
                            Title: President and Chief Executive Officer


                     RCPI HOLDINGS INC.



                     By:    /s/ Ralph F. Rosenberg
                            --------------------------------------------
                            Name:  Ralph F. Rosenberg
                            Title: Vice President


                     RCPI MERGER INC.



                     By:    /s/ Ralph F. Rosenberg
                            --------------------------------------------
                            Name:  Ralph F. Rosenberg
                            Title: Vice President


                     WHITEHALL STREET REAL ESTATE
                      LIMITED PARTNERSHIP V

                     By: W.H. Advisors L.P. V,
                         --------------------------------------------
                           General Partner

                           By: WH Advisors, Inc. V,
                               --------------------------------------------
                                 General Partner

                                 By:    /s/ Ralph F. Rosenberg
                                        ------------------------------------
                                        Name:  Ralph F. Rosenberg
                                        Title: Vice President




                     ROCKPROP, L.L.C.

                     By: Tishman Speyer Crown Equities
                         its Managing Member

                         By:     Tishman Speyer Associates Limited
                                 --------------------------------------------
                                 Partnership, General Partner

                                 By:    /s/ Jerry I. Speyer
                                       --------------------------------------
                                       Name:  Jerry I. Speyer
                                       Title: General Partner

                         By:     TSE Limited Partnership,
                                 General Partner

                                 By:    /s/ Charles H. Goodman
                                       --------------------------------------
                                       Name:  Charles H. Goodman
                                       Title: General Partner


                         /s/ David Rockefeller           *
                         --------------------------------------------
                           David Rockefeller


                     *By:    /s/ Peter W. Herman
                           --------------------------------------------
                           Peter W. Herman
                           Attorney-in-Fact


                     EXOR GROUP S.A.



                     By:    /s/ Ernest Rubenstein
                           --------------------------------------------
                           Name:  Ernest Rubenstein
                           Title: Attorney-in-Fact


                     TROUTLET INVESTMENTS CORPORATION



                     By:    /s/ Squire N. Bozorth
                           --------------------------------------------
                           Name:  Squire N. Bozorth
                           Title: Attorney-in-Fact


                     For Purposes of Section 2 hereof only:

                     GOLDMAN SACHS MORTGAGE COMPANY

                     By: Goldman Sachs Real Estate Funding Corp., its General Partner



                           By:    /s/ Steven T. Mnuchin
                                 --------------------------------------------
                                 Name:  Steven T. Mnuchin
                                 Title: President


                                                                Schedule 1



                   Projected REIT Cash Flow for July 1996(1)
                   --------------------------------------

                                                               July 1996
                                                               ---------
Cash Requirements
- -----------------

Interest Expense

         Current Coupon Convertible Debentures                        -

         Zero Coupon Convertible Debentures                           -

         Floating Rate Notes                                          -

         14% Debentures                                               -

Total Interest Expense                                                -

Total G&A Expenses                                                $ 1.7

Swap Expenses                                                     $  .6
                                                                  -----
Total Cash Requirements                                           $ 2.3

- ---------------
(1) All numbers have been rounded to the nearest $100,000.